Exhibit 99.1

NEWS
5350 Tech Data Drive Clearwater, FL 33760 (727) 539-7429

FOR IMMEDIATE RELEASE	SYMBOL: TECD
Tuesday, November 21, 2006	TRADED: NASDAQ/NMS

Tech Data Reports Fiscal 2007 Third-Quarter Results

CLEARWATER, FL. — Tech Data Corporation, a leading distributor of IT products, today announced results for the third quarter ended October 31, 2006.

Results At A Glance (1)
($ in millions, except per share amounts)	Three months ended October 31, 2006	Three months ended October 31, 2005
Net sales	$5,431.3	$5,074.0

Operating income (GAAP)	$32.1	$42.5
Operating income (Non-GAAP)	$41.0	$50.5

Net income (GAAP)	$9.6	$23.0
Net income (Non-GAAP)	$18.0	$30.7

Net income per diluted share (GAAP)	$.18	$.40
Net income per diluted share (Non-GAAP)	$.33	$.53

(1)	Please refer to the GAAP to Non-GAAP Reconciliation that is contained in the attached financial summary.

This information is also available on the Investor Relations section of Tech Data’s website at www.techdata.com.

Net sales for the third quarter ended October 31, 2006, were $5.4 billion, an increase of 7.0 percent from $5.1 billion in the third quarter of fiscal 2006 and an increase of 9.9 percent compared to the second quarter of the current fiscal year.

The company recorded net income of $9.6 million, or $.18 per diluted share, based upon Generally Accepted Accounting Principles (“GAAP”) for the third quarter ended October 31, 2006. This compares to net income of $23.0 million, or $.40 per diluted share, including income from discontinued operations of $1.0 million, for the prior-year period. Third-quarter results for fiscal 2007 include $6.1 million of restructuring charges and $2.8 million of consulting costs related to the company’s EMEA (Europe, Middle East and export Sales to Africa) restructuring program launched in May 2005. Excluding these charges and costs, net income on a non-GAAP basis for the third quarter of fiscal 2007 totaled $18.0 million, or $.33 per diluted share. Results for the third quarter of fiscal 2006 included $4.8 million of restructuring charges and $3.2 million of consulting costs. Excluding these charges and costs, net income on a non-GAAP basis for the third quarter of fiscal 2006 totaled $30.7 million, or $.53 per diluted share, including $1.0 million in income from discontinued operations. Results for the third quarter of fiscal 2007 also included $.03 per diluted share for stock based compensation related to the adoption of Statement of Financial Accounting Standard No. 123(R) at the beginning of the year.

Tech Data Reports Third-Quarter Results Tuesday, November 21, 2006	Page 2 of 10

“The third quarter results exceeded our expectations, driven by revenue growth in EMEA and solid performance in the Americas,” said Robert M. Dutkowsky, Tech Data’s chief executive officer. “The conclusion of our EMEA restructuring program will allow us to focus more intently on new opportunities with our business partners and customers.”

Third-Quarter Financial Summary

•	Net sales in the Americas were $2.60 billion, or 48 percent of worldwide net sales, representing an increase of 5.8 percent over the third quarter of fiscal 2006 and an increase of 4.8 percent over the second quarter of fiscal 2007. Net sales in EMEA totaled $2.83 billion, or 52 percent of worldwide net sales, representing an increase of 8.2 percent (3.7 percent increase on a local currency basis) over the third quarter of fiscal 2006 and an increase of 15 percent (14.9 percent increase on a local currency basis) over the second quarter of fiscal 2007.

•	Gross margin for the third quarter of fiscal 2007 was 4.56 percent of net sales compared to 4.95 percent in the third quarter of fiscal 2006 and 4.56 percent for the second quarter of fiscal 2007. The year-over-year decline in gross margin was primarily attributable to a more challenging market environment and the related competitive margin conditions in both regions.

•	Selling, general and administrative expenses (SG&A) were $209.3 million, or 3.85 percent of net sales, including $2.1 million in stock-based compensation, compared to $203.7 million or 4.01 percent of net sales in the third quarter of fiscal 2006. Excluding the $2.8 million of consulting costs incurred in the EMEA region during the third quarter of fiscal 2007, SG&A totaled $206.5 million, or 3.80 percent of net sales. This compares to SG&A of $200.5 million, or 3.95 percent of net sales in the third quarter of fiscal 2006, excluding $3.2 million of consulting costs incurred in the EMEA region. As a percentage of net sales, the year-over-year decline in SG&A is primarily attributable to productivity improvements and cost saving initiatives.

•	For the third quarter of fiscal 2007, operating income was $32.1 million, or .59 percent of net sales. This compared to operating income of $42.5 million or .84 percent of net sales in the third quarter of fiscal 2006. On a non-GAAP basis, excluding restructuring charges and consulting costs of $9.0 million, operating income for the third quarter of fiscal 2007 was $41.0 million, or .76 percent of net sales. This compares to operating income on a non-GAAP basis of $50.5 million, or .99 percent of net sales in the same period last year, excluding restructuring charges and consulting costs of $8.0 million.

•	On a regional basis, operating income in the Americas was 1.54 percent of net sales compared to 1.61 percent of net sales in the third quarter of fiscal 2006. In EMEA, the company incurred operating loss of (.21) percent of net sales compared to an operating income of .11 percent of net sales in the third quarter of fiscal 2006. On a non-GAAP basis, excluding restructuring charges and consulting costs, operating income in the EMEA region was .11 percent of net sales in the third quarter of fiscal 2007, compared to operating income of .42 percent in the same period last year. The year-over-year decline in operating income in both regions was primarily related to the decline in gross margin, partially offset by productivity improvements and cost saving initiatives. Stock-based compensation expense is not included in the regional segment reporting results. These expenses are presented as a separate reconciling item in the company’s segment reporting. However, stock-based compensation expense is included in worldwide operating results (see “Supplementary Information” table attached).

Tech Data Reports Third-Quarter Results Tuesday, November 21, 2006	Page 3 of 10

•	Total debt to total capital was 9 percent at October 31, 2006, a decline from 16 percent in the prior year.

•	During the third quarter of fiscal 2007, the company repurchased approximately 720,000 shares of common stock at a cost of $25 million, bringing the total shares repurchased to 5.5 million. This completes the company’s $200 million share repurchase program initiated in April 2005.

EMEA Restructuring Program

In the third quarter of fiscal 2007, the company completed its restructuring program in the EMEA region. The program and related actions were designed to better align the EMEA operating cost structure and improve overall operating efficiencies. The company recorded $6.1 million of charges during the third quarter of fiscal 2007 related to the program, comprised of $4.8 million in workforce reductions and $1.3 million in facility costs. Since initiating the EMEA restructuring program in May 2005, the company has recorded a total of $54.7 million in restructuring charges.

Nine-month Results

Net sales for the nine-month period ended October 31, 2006, were $15.3 billion, an increase of 2.5 percent from $15.0 billion in the nine-month period ended October 31, 2005. On a regional basis, net sales in the Americas represented 49 percent of net sales, and increased 5.4 percent to $7.4 billion from $7.1 billion in the prior-year period. EMEA represented 51 percent of net sales, essentially flat (on both a dollar and local currency basis) with $7.9 billion in the nine-month period ended October 31, 2005.

Gross margin for the nine-month period was 4.64 percent, down from 5.05 percent in the prior-year comparable period. The year-over-year decline in gross margin was primarily attributable to challenges in the EMEA operations, competitive market conditions in both regions, and to a much lesser extent, changes in customer and product mix.

For the nine-month period ended October 31, 2006, the company incurred an operating loss of $(69.7) million, or (.46) percent of net sales, compared with operating income of $108.0 million, or .72 percent of net sales, in the prior-year period. On a non-GAAP basis, excluding a goodwill impairment charge of $136.1 million and restructuring charges and consulting costs totaling $32.4 million, operating income for the nine-month period ended October 31, 2006, totaled $98.7 million, or .64 percent of net sales. This compares to non-GAAP operating income, excluding restructuring charges and consulting costs totaling $29.4 million, of $137.3 million, or .92 percent of net sales for the nine-month period ended October 31, 2005.

The company incurred a net loss of $(133.0) million, or $(2.41) per diluted share, for the nine-month period ended October 31, 2006 compared to a net loss of $(2.9) million, or $(0.05) per diluted share, in the prior-year period. On a non-GAAP basis, excluding the goodwill impairment, restructuring charges and consulting costs noted above, as well as an $8.4 million increase in the valuation allowance against certain deferred tax assets in EMEA, net income was $40.2 million, or $.73 per diluted share for the nine-month period ended October 31, 2006, compared to non-GAAP net income of $80.4 million, or $1.37 per diluted share for the nine-month

Tech Data Reports Third-Quarter Results Tuesday, November 21, 2006	Page 4 of 10

period ended October 31, 2005. Non-GAAP net income for the nine-month period ended October 31, 2005, also excludes the restructuring charges and consulting costs noted above and a $56.0 million increase in the valuation allowance against certain deferred tax assets in EMEA. Net income for the nine-month periods ended October 31, 2006 and 2005, on both a GAAP and non-GAAP basis, includes $3.9 million and $2.6 million, respectively, of income from discontinued operations related to the sale of the EMEA training business. Results for the nine-month period ended October 31, 2006, also includes $.07 per diluted share for stock-based compensation related to the adoption of Statement of Financial Accounting Standard No. 123(R).

Business Outlook

Statements made regarding the company’s business outlook are based on current expectations and the company’s internal plan. These statements are forward-looking and, as outlined in the company’s periodic filings with the Securities and Exchange Commission, actual results may differ materially. For the fourth quarter ending January 31, 2007, the company anticipates net sales to be in the range of $5.75 billion to $5.90 billion. With respect to net income and net income per diluted share, the company does not believe it would be appropriate to provide specific guidance due to the complexity of the factors impacting the performance in our EMEA region.

Webcast Details

Tech Data will be discussing its third-quarter results on a conference call today at 10:00 a.m. (EST). A webcast of the call, including supplemental schedules, will be available to all interested parties and can be accessed at www.techdata.com (Investor Relations section). The webcast will be available for replay until 5:00 p.m. (EST) on Tuesday, November 28, 2006.

Tech Data Reports Third-Quarter Results Tuesday, November 21, 2006	Page 5 of 10

Non-GAAP Financial Information

The non-GAAP data contained in this release is included with the intention of providing investors a more complete understanding of our operational results and trends, but should only be used in conjunction with results reported in accordance with Generally Accepted Accounting Principles ("GAAP"). Non-GAAP measures presented in this release or other releases, presentations and similar documents issued by the company, exclude restructuring charges, certain consulting costs, impairment charges, changes in valuation allowances for certain deferred tax assets, extraordinary gains or losses and other infrequent, non-recurring or unusual items. A detailed reconciliation of the adjustments between results calculated using GAAP and non-GAAP in this release is contained in the attached financial summary. This information is also available for review on the Investor Relations section of Tech Data’s website at www.techdata.com.

Forward-Looking Statements

Certain matters discussed in this news release are forward-looking statements, based on the company's current expectations that involve a number of risks and uncertainties. Factors that could cause actual results to differ materially include the following: intense competition both domestically and internationally; narrow profit margins; dependence on information systems; restructuring activities; potential adverse effects of acquisitions; exposure to natural disasters, war and terrorism; dependence on independent shipping companies; potential impact of labor strikes; risk of declines in inventory value; product supply and availability; changes in vendor terms and conditions; loss of significant customers; credit exposure due to the deterioration in the financial condition of our customers; the inability to obtain required capital; fluctuations in interest rates; foreign currency exchange risks and exposure to foreign markets; potential asset impairments resulting from declines in operating performance; the impact of changes in income tax and other regulatory legislation; changes in accounting rules; and the volatility of common stock. Additional discussion of these and other factors affecting the company's business and prospects is contained in the company's periodic filings with the Securities and Exchange Commission, copies of which can be obtained at the company's Investor Relations website at www.techdata.com. All information in this release is as of November 21, 2006. The company undertakes no duty to update any forward-looking statements herein to actual results or changes in the company's expectations.

About Tech Data

Founded in 1974, Tech Data Corporation (NASDAQ GS:TECD) is a leading distributor of IT products, with more than 90,000 customers in over 100 countries. The company's business model enables technology solution providers, manufacturers and publishers to cost-effectively sell to and support end users ranging from small-to-midsize businesses (SMB) to large enterprises. Ranked 107th on the FORTUNE 500(R), Tech Data generated $20.5 billion in net sales for its fiscal year ended January 31, 2006. For more information, visit www.techdata.com.

FOR MORE INFORMATION CONTACT:

Jeffery P. Howells, Executive Vice President and Chief Financial Officer

727-538-7825 (jeff.howells@techdata.com)

or

Charles V. Dannewitz, Senior Vice President, Taxes and Treasurer

727-532-8028 (chuck.dannewitz@techdata.com)

Tech Data Reports Third-Quarter Results Tuesday, November 21, 2006	Page 6 of 10

TECH DATA CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)

(In thousands, except per share amounts)

	Three months ended October 31,		Nine months ended October 31,
	2006	2005	2006	2005
Net sales	$5,431,347	$5,073,955	$15,318,754	$14,951,496
Cost of products sold	5,183,787	4,822,969	14,608,445	14,196,434

Gross profit	247,560	250,986	710,309	755,062
Selling, general and administrative expenses	209,344	203,679	620,171	622,979
Goodwill impairment	—	—	136,093	—
Restructuring charges	6,130	4,813	23,764	24,102

Operating income (loss)	32,086	42,494	(69,719)	107,981
Interest expense and other	9,477	6,867	28,506	19,017
Net foreign currency exchange (gain) loss	(646)	338	(1,241)	1,730

Income (loss) from continuing operations before income taxes	23,255	35,289	(96,984)	87,234
Provision for income taxes	13,657	13,368	40,002	92,765

Income (loss) from continuing operations	9,598	21,921	(136,986)	(5,531)
Discontinued operations, net of tax	—	1,043	3,946	2,604

Net income (loss)	$9,598	$22,964	$(133,040)	$(2,927)

Net income (loss) per common share – basic:
Continuing operations	$.18	$.38	$(2.48)	$(.10)
Discontinued operations	—	.02	.07	.05

Net income (loss)	$.18	$.40	$(2.41)	$(.05)

Net income (loss) per common share – diluted:
Continuing operations	$.18	$.38	$(2.48)	$(.10)
Discontinued operations	—	.02	.07	.05

Net income (loss)	$.18	$.40	$(2.41)	$(.05)

Weighted average common shares outstanding:
Basic	54,560	57,365	55,251	58,195
Diluted	54,560	57,935	55,251	58,195

Tech Data Reports Third-Quarter Results Tuesday, November 21, 2006	Page 7 of 10

TECH DATA CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)

(In thousands)

	October 31, 2006	January 31, 2006
ASSETS
Current assets:
Cash and cash equivalents	$128,769	$156,665
Accounts receivable, net	2,329,860	2,160,138
Inventories	1,573,195	1,527,729
Prepaid expenses and other assets	136,821	138,927

Total current assets	4,168,645	3,983,459
Property and equipment, net	139,931	141,275
Goodwill	2,966	134,327
Other assets, net	134,075	145,573

Total assets	$4,445,617	$4,404,634

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Revolving credit loans	$139,548	$235,088
Accounts payable	2,155,303	1,917,213
Current portion of long-term debt	1,732	1,605
Accrued expenses and other liabilities	468,310	437,445

Total current liabilities	2,764,893	2,591,351
Long-term debt	13,803	14,378
Other long-term liabilities	38,778	38,598

Total liabilities	2,817,474	2,644,327

Total shareholders' equity	1,628,143	1,760,307

Total liabilities and shareholders' equity	$4,445,617	$4,404,634

Tech Data Reports Third-Quarter Results Tuesday, November 21, 2006	Page 8 of 10

TECH DATA CORPORATION AND SUBSIDIARIES

GAAP TO NON-GAAP RECONCILIATION (UNAUDITED)

(In thousands, except per share amounts)

	Three months ended October 31,		Nine months ended October 31,
	2006	2005	2006	2005
Operating Income
GAAP operating income (loss)	$32,086	$42,494	$(69,719)	$107,981
Goodwill impairment	—	—	136,093	—
Restructuring charges	6,130	4,813	23,764	24,102
Other costs (1)	2,826	3,174	8,596	5,265

Non-GAAP operating income	$41,042	$50,481	$98,734	$137,348

Net Income
GAAP income (loss) from continuing operations	$9,598	$21,921	$(136,986)	$(5,531)
Goodwill impairment	—	—	136,093	—
Restructuring charges	6,130	4,813	23,764	24,102
Other costs (1)	2,826	3,174	8,596	5,265
Tax effect on restructuring charges and other costs	(565)	(236)	(3,528)	(2,102)
Deferred tax assets valuation allowance	—	—	8,352	56,039

Non-GAAP income from continuing operations	17,989	29,672	36,291	77,773
Discontinued operations, net of tax	—	1,043	3,946	2,604

Non-GAAP net income	$17,989	$30,715	$40,237	$80,377

Net Income per Diluted Share
GAAP net income (loss) per share from continuing operations(2)	$.18	$.38	$(2.48)	$(.10)
Goodwill impairment	—	—	2.46	—
Restructuring charges	.11	.08	.43	.41
Other costs (1)	.05	.05	.16	.09
Tax effect on restructuring charges and other costs	(.01)	.00	(.06)	(.03)
Deferred tax assets valuation allowance	—	—	.15	.95

Non-GAAP net income per diluted share from continuing operations	.33	.51	.66	1.32
Discontinued operations, net of tax	—	.02	.07	.05

Non-GAAP net income per diluted share	$.33	$.53	$.73	$1.37

Weighted average common shares outstanding
Basic	54,560	57,365	55,251	58,195
Diluted	54,560	57,935	55,383	58,862

(1)	Other costs represent consulting costs related to the company’s EMEA Restructuring Program.
(2)	GAAP net loss per share from continuing operations is calculated using basic weighted average common shares outstanding located on the Consolidated Statement of Operations.

Tech Data Reports Third-Quarter Results Tuesday, November 21, 2006	Page 9 of 10

TECH DATA CORPORATION AND SUBSIDIARIES

SUPPLEMENTARY INFORMATION (UNAUDITED)

(In thousands)

	Three months ended October 31, 2006		Three months ended October 31, 2005
	Operating Income (Loss)	Operating Margin	Operating Income	Operating Margin
GAAP Operating Income (Loss) by Segment
Americas	$40,110	1.54%	$39,531	1.61%
EMEA	(5,954)	(.21)%	2,963.11%
Stock-based compensation reconciling amount (1)	(2,070)	(.04)%	—	—

Worldwide total	$32,086.59%		$42,494.84%

	Three months ended October 31, 2006		Three months ended October 31, 2005
	Operating Income (Loss)	Operating Margin	Operating Income	Operating Margin
Non-GAAP Operating Income (Loss) by Segment
Americas	$40,110	1.54%	$39,531	1.61%
EMEA	3,002.11%		10,950.42%
Stock-based compensation reconciling amount (1)	(2,070)	(.04)%	—	—

Worldwide total	$41,042.76%		$50,481.99%

	Three months ended October 31, 2006		Three months ended October 31, 2005
	Operating Income (Loss)	Operating Margin	Operating Income	Operating Margin
GAAP to Non-GAAP Reconciliation of EMEA Operating Income (Loss)
GAAP operating income (loss)	$(5,954)	(.21)%	$2,963.11%
Restructuring charges	6,130.22		4,813.18
Other costs (2)	2,826.10		3,174.13

Non-GAAP EMEA operating income	$3,002.11%		$10,950.42%

(1)	The company began recording stock-based compensation following the adoption of Statement of Financial Accounting Standard No. 123(R) at the beginning of fiscal 2007.
(2)	Other costs represent consulting costs related to the company’s EMEA Restructuring Program.

Tech Data Reports Third-Quarter Results Tuesday, November 21, 2006	Page 10 of 10

TECH DATA CORPORATION AND SUBSIDIARIES

SUPPLEMENTARY INFORMATION (UNAUDITED)

(In thousands)

	Nine months ended October 31, 2006		Nine months ended October 31, 2005
	Operating Income (Loss)	Operating Margin	Operating Income (Loss)	Operating Margin
GAAP Operating Income (Loss) by Segment
Americas	$115,060	1.55%	$115,448	1.63%
EMEA	(179,187)	(2.28)%	(7,467)	(.09)%
Stock-based compensation reconciling amount (1)	(5,592)	(.04)%	—	—

Worldwide total	$(69,719)	(.46)%	$107,981.72%

	Nine months ended October 31, 2006		Nine months ended October 31, 2005
	Operating Income (Loss)	Operating Margin	Operating Income	Operating Margin
Non-GAAP Operating Income (Loss) by Segment
Americas	$115,060	1.55%	$115,448	1.63%
EMEA	(10,734)	(.14)%	21,900.28%
Stock-based compensation reconciling amount (1)	(5,592)	(.04)%	—	—

Worldwide total	$98,734.64%		$137,348.92%

	Nine months ended October 31, 2006		Nine months ended October 31, 2005
	Operating Income (Loss)	Operating Margin	Operating Income (Loss)	Operating Margin
GAAP to Non-GAAP Reconciliation of EMEA Operating Income (Loss)
GAAP operating income (loss)	$(179,187)	(2.28)%	$(7,467)	(.09)%
Goodwill impairment	136,093	1.73	—	—
Restructuring charges	23,764.30		24,102.31
Other costs (2)	8,596.11		5,265.06

Non-GAAP EMEA operating income (loss)	$(10,734)	(.14)%	$21,900.28%

(1)	The company began recording stock-based compensation following the adoption of Statement of Financial Accounting Standard No. 123(R) at the beginning of fiscal 2007.
(2)	Other costs represent consulting costs related to the company’s EMEA Restructuring Program.